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                                                                   EXHIBIT 23.7

                        CONSENT OF SALOMON SMITH BARNEY

  We hereby consent to the use of our name and to the description of our opinion letter, dated June 9, 1998, under the captions "SUMMARY--Opinions of Financial Advisors" and "THE TRANSACTIONS--Opinion of Western Resources' Financial Advisor" in, and to the inclusion of such opinion letter as Appendix B to, the Joint Proxy Statement/Prospectus of Western Resources, Inc. and Kansas City Power & Light Company, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Western Resources, Inc. and NKC, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Salomon Brothers Inc
                                          Smith Barney Inc.

                                               /s/ Salomon Brothers Inc
                                          By: _________________________________
                                                  Salomon Brothers Inc

New York, New York
June 9, 1998